Exhibit 99.2

Press Release                                    Source: Logistical Support Inc.

Logistical Support Receives Order From U.S. Army Aviation and Missile Command Tuesday December 6, 9:13 am ET

Repair and Overhaul Order Valued at $1,805,000

CHATSWORTH, Calif., Dec. 6 /PRNewswire-FirstCall/ -- Logistical Support Inc. (OTC Bulletin Board: LGSL - News), a supplier of precision components and complex aviation systems to the Department of Defense (DoD) and key DoD contractors, announced today that it received an order in the amount of approximately $1,805,000 from the U.S. Army Aviation and Missile Command (AMCOM).

The order is for providing repair and overhaul services on utility pump module assemblies for the UH-60 or "Blackhawk" helicopter. The pump module assembly acts as an integrated package of hydraulic components, which provides power to control systems of the Blackhawk. This assembly also recovers rapid pressure losses in the event of power loss in the helicopter.

This is the second order placed by AMCOM under a five-year indefinite quantity, indefinite delivery (IDIQ) contract awarded to Logistical Support in September of 2004. The company will realize a minimum of $9,000,000 in revenue over the term of the IDIQ contract should AMCOM order the maximum quantity of pump module assemblies specified under this contract. Logistical Support is currently fulfilling a previous order by AMCOM, which will generate revenue of approximately $2,045,000 over the next 10 to 16 months.

Bruce Littell, CEO of Logistical Support, said, "We are pleased to have received another order for flight-critical assemblies from an organization as highly respected as AMCOM. In September we successfully completed a product verification audit and believe we are well positioned to secure additional orders from AMCOM. We are encouraged by several recent orders we have received from the Army as we look to significantly increase our sales in 2006 and beyond."

About Logistical Support

Logistical Support, Inc. provides precision aviation parts and flight critical service to the Department of Defense and government contractors from its manufacturing facility in Chatsworth, Calif. It supplies aircraft parts and upgrades for turbine engines, landing gear, structural components, hydraulics, mechanical systems and support equipment. The company's primary customer is the U.S. government. For more information, visit http://www.logistical-support.com .

An   investment   profile   about   Logistical   Support   may   be   found   at
http://www.hawkassociates.com/logisticalsupport/profile.htm .

For investor relations information regarding Logistical Support, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com . An online investor relations kit including copies of press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com .


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Source: Logistical Support Inc.